Exhibit 10.1

SECOND MODIFICATION TO BUSINESS FINANCING AGREEMENT
This Second Modification to Business Financing Agreement (this “Amendment”) is entered into as of July 19, 2018, by and among NETWORK DATA, INC., a Delaware corporation (“Network”), ASTEA INTERNATIONAL INC., a Delaware corporation (“Astea” and together with Network, individually and collectively, “Borrower”), and WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS:  Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated August 11, 2017, by and among Borrower and Lender, as may be amended from time to time (the “Business Financing Agreement”).  Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.
Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents”.
2. DESCRIPTION OF CHANGE IN TERMS.
A. Section 1.1(b). Section 1.1(b) of the Business Financing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
(b)
Advance Requests.  Borrower may request that Lender make an Advance by delivering to Lender an Advance Request therefor and Lender shall be entitled to rely on all the information provided by Borrower to Lender on or with the Advance Request.  In addition to the Advance Request, Borrower shall deliver (i) a Borrowing Base Certificate setting forth Eligible Receivables and Receivable Amounts thereof, (ii) a detailed aging report of Borrower’s Receivables by invoice, and (iii) a summary aging by account debtor, together with payable aging, inventory analysis, sales or billings journal, and cash receipts journal. Each of the Borrowing Base Certificates, reports, certificates, and summaries delivered to Lender pursuant to foregoing sentence shall be dated no more than 3 business days prior to the date of Borrower’s submission of the Advance Request to Lender. Lender may honor Advance Requests, instructions or repayments given by any Authorized Person.  So long as all of the conditions for an Advance set forth herein have been satisfied, Lender shall fund such Advance into Borrower’s Account within one (1) business day of Lender’s receipt of the applicable Advance Request.

B. Section 1.1(d)(ii). Section 1.1(d)(ii) of the Business Financing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
(ii) Lender shall apply the Collections deposited into the Collection Account to the outstanding Account Balance.  Lender may apply all Collections to the Obligations in such order and manner as Lender may determine.  If an item of Collections is not honored or Lender does not receive good funds for any reason, any amount previously transferred to Borrower’s Account or applied to the Account Balance shall be reversed as of the date transferred or applied, as applicable, and, if applied to the Account Balance, the Finance Charge will accrue as if the Collections had not been so applied.  Lender shall have, with respect to any goods related to the Receivables, all the rights and remedies of an unpaid seller under the UCC and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.

C. Section 2.1(a).  Section 2.1(a) of the Business Financing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
(a)
Advances. Lender may, but is not required to, deduct the amount of accrued Finance Charge from Collections received by Lender.  The accrued and unpaid Finance Charge shall be due and payable immediately upon Borrower’s receipt of any Collections.

D. Section 4.15.  Section 4.15 of the Business Financing Agreement is hereby amended by deleting the second sentence thereof.
E. Section 4.15(h).  Section 4.15(h) of the Business Financing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
(h)
Within (i) 5 business days after the 15th day of each month and (ii) 10 days after the last day of each Month End, a Borrowing Base Certificate setting forth Eligible Receivables and Receivable Amounts thereof dated as of the 15th or Month End, as applicable.

F. Section 4.15(i).  Section 4.15(i) of the Business Financing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
(i)
Within (i) 5 business days after the 15th day of each month and (ii) 10 days after the last day of each Month End, a detailed aging of Borrower’s Receivables by invoice and a summary aging by account debtor, together with payable aging, inventory analysis, sales or billings journal, and cash receipts journal, each of which shall be dated as of the 15th or Month End, as applicable.

G. Section 4.19. Section 4.19 of the Business Financing Agreement is hereby amended by deleting clause (a) (Asset Coverage Ratio) thereof in its entirety and replacing it with the following:
(a)	Reserved.
H. Section 12.1.
1. The following definitions set forth in Section 12.1 of the Business Financing Agreement are hereby amended by deleting them in their entirety and replacing them with the following:
“Credit Limit” means Two Million Eight Hundred Fifty Thousand Dollars ($2,850,000), which is intended to be the maximum amount of Advances at any time outstanding.
“Maturity Date” means November 15, 2020 or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.
“Revolving Facility Fee” means a payment of an annual fee due upon each anniversary of the Closing Date so long as any Advance is outstanding or available hereunder in the following amounts: (a) Fourteen Thousand Two Hundred Fifty Dollars ($14,250) on August 11, 2018, and (b) Seventeen Thousand Eight Hundred Thirteen Dollars ($17,813) on August 11, 2019 and each anniversary of the Closing Date thereafter.
“Revolving Termination Fee” means a payment equal to Fourteen Thousand Two Hundred Fifty Dollars ($14,250).
2. The defined terms “Asset Coverage Ratio”, “Liquidity”, “Streamline Balance” and “Streamline Period” set forth in Section 12.1 of the Business Financing Agreement and their respective definitions are hereby deleted in their entirety.

3. Exhibit A (Compliance Certificate).  The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit A attached hereto.
4. CONSISTENT CHANGES.  The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.
5. NO DEFENSES OF BORROWER/GENERAL RELEASE.  Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.  Each Borrower (each, a “Releasing Party”) acknowledges that Lender would not enter into this Amendment without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents.  Except for the obligations arising hereafter under this Amendment, each Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby.  Releasing Party waives the provisions of California Civil Code section 1542, which states:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest.  The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest.  The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Amendment and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.
6. CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents.  Except as expressly modified pursuant to this Amendment, the terms of the Existing Documents remain unchanged and in full force and effect.  Lender’s agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Lender to make any future modifications to the Indebtedness.  Nothing in this Amendment shall constitute a satisfaction of the Indebtedness.  It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing.  No maker, endorser, or guarantor will be released by virtue of this Amendment.  The terms of this paragraph apply not only to this Amendment, but also to any subsequent Business Financing Agreement modifications.
7. CONDITIONS.  The effectiveness of this Amendment is conditioned upon payment of the Modification Fee.
8. NOTICE OF FINAL AGREEMENT.  BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT:  (a) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (b) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (c) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.
9. COUNTERSIGNATURE.  This Amendment shall become effective only when executed by Lender and Borrower.
[Signature Page Follows].

BORROWER: ASTEA INTERNATIONAL INC., a Delaware corporation	LENDER: WESTERN ALLIANCE BANK, an ARIZONA corporation

By:	By:

Name:	Name:

Title:	Title:

NETWORK DATA, INC., a Delaware corporation

By:

Name:

Title:

[Signature Page to Second Modification to Business Financing Agreement]

EXHIBIT A
COMPLIANCE CERTIFICATE
TO:	WESTERN ALLIANCE BANK, an Arizona corporation (the “Lender”)
FROM:	NETWORK DATA, INC., a Delaware corporation, and ASTEA INTERNATIONAL INC., a Delaware corporation (individually and collectively, the “Borrower”)
Each of the undersigned authorized officers of each Borrower hereby certifies that in accordance with the terms and conditions of the Business Financing Agreement among Borrower and Lender (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.
Please indicate compliance status by circling Yes/No under “Complies” column.
Reporting Covenant	Required		Complies

Monthly financial statements (consolidated and consolidating) with Compliance Certificate	Monthly within 30 days		Yes	No
Annual financial statements (CPA Audited)	FYE within 180 days
A/R & A/P Agings, sales or billings journal, cash receipts journal	Within 5 business days after the 15th day of each month and within 10 days after the last day of each month
Borrowing Base Certificates	Within 5 business days after the 15th day of each month and within 10 days after the last day of each month		Yes	No
Board approved budget	FYE within 60 days and as amended/updated		Yes	No

Financial Covenant	Required	Actual	Complies

EBITDA (trailing 6 month, tested quarterly)	$1.00		Yes	No

Deposits

Deposits held at Bridge Bank: $________________________
Deposits held outside of Bridge Bank: $_________________

Comments Regarding Exceptions: See Attached.		BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

ASTEA INTERNATIONAL INC.		Date:

Verified:
SIGNATURE		AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE

NETWORK DATA, INC.

SIGNATURE

TITLE

DATE